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                                                                    Exhibit 99.1



                     AmeriPath, Inc. 2001 Stock Option Plan
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                                                                    EXHIBIT 99.1

                                AMERIPATH, INC.

                             2001 STOCK OPTION PLAN

     1.    Purpose.  The purpose of this Plan is to advance the interests of
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AmeriPath, Inc., a Delaware corporation (the "Company"), and its Subsidiaries by providing an additional incentive to attract and retain qualified and competent persons who are key to the Company or its Subsidiaries, including key employees of and consultants or advisors to the Company or its Subsidiaries, whose efforts and judgment the success of the Company and its Subsidiaries is largely dependent, through the encouragement of stock ownership in the Company by such persons.

     2.    Definitions.  As used herein, the following terms shall have the
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meaning indicated:

           (a)      "Board" shall mean the Board of Directors of the Company.

           (b)      "Cause" shall mean any of the following:

                    (i) a determination by the Company that there has been a willful or grossly negligent failure by the Optionee to perform his duties as an employee or Non-Employee Eligible Individual of the Company;

                    (ii) any conduct by the Optionee that either results in the conviction of a felony under the laws of the United States of America or any state thereof, or of an equivalent crime under the laws of any other jurisdiction;

                    (iii) any act by the Optionee that the Company determines to be in willful or wanton disregard of the Company's best interest, or which results, or is intended to result, directly or indirectly, in improper gain or personal enrichment of the Optionee at the expense of the Company;

                    (iv) a determination by the Company that the Optionee has willfully or materially failed to comply with any rules, regulations, policies or procedures of the Company, or that the Optionee has engaged in any act, behavior or conduct showing such willful or wanton disregard of the interests of the Company or occasioned by a deliberate violation or disregard of standards of behavior that the Company has a right to expect of its employees or of Non-Employee Eligible Individuals; or

                    (v) if the Optionee, while employed by the Company and for two years thereafter, fails to safeguard, and divulges, communicates, uses to the detriment of the Company or for the benefit of any person or persons, or misuses in any way, any Confidential Information.

          (c) "Change in Control" means and includes the occurrence of any one of the following events:

                    (i) individuals who, at the Effective Date, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest (as described in Rule 14a-11 under the Securities Exchange Act ("Election Contest") or other actual or threatened solicitation of proxies or consents by or on behalf of any "person" (as such term is defined in Section 3(a)(9) of the Securities Exchange Act and as used in Section 13(d)(3) and 14(d)(2) of the Securities Exchange Act) other than the Board ("Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director;

                    (ii) any person becomes a "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities"); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control of the Company by virtue of any of the following acquisitions: (A) any acquisition by a person who is on the Effective Date the beneficial owner of more than 50% or more of the outstanding Company Voting Securities, (B) an acquisition by the Company which reduces the number of Company Voting Securities outstanding and thereby results in any person acquiring beneficial ownership of more than 50% of the outstanding Company Voting Securities; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur, (C) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any parent company or Subsidiary, (D) an acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities, or (E) an acquisition pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii)); or

                    (iii) the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company's stockholders, whether for such transaction or the issuance of securities in the transaction (a "Reorganization"), or the sale or other disposition of all or substantially all of the Company's assets to an entity that is not an affiliate of the Company (a "Sale"), unless immediately following such Reorganization or Sale: (A) more than 50% of the total voting power of (x) the corporation resulting from such Reorganization or the corporation which has acquired all or substantially all of the assets of the Company (in either case, the "Surviving Company"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Company (the "Parent Company"), is represented by the Company Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Reorganization or Sale, (B) no person (other than (x) the Company, (y) any employee benefit plan (or related trust) sponsored or maintained by the Surviving Company or the Parent Company, or (z) a person who immediately prior to the Reorganization or Sale was the beneficial owner of more than 50% of the outstanding Company Voting Securities) is the beneficial owner, directly or indirectly, of more than 50% of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Company (or, if there is no Parent Company, the Surviving Company), and (C) at least a majority of the members of the board of directors of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Reorganization or Sale were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Reorganization or Sale (any Reorganization or Sale which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a "Non-Qualifying Transaction"); or

                    (iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

           (d) "Code" shall mean the Internal Revenue Code of 1986, as amended.

           (e)      "Committee" shall mean the committee appointed pursuant to
Section 13 hereof to administer the Plan.

           (f) "Common Stock" shall mean the Company's Common Stock, par value $.01 per share.

           (g) "Confidential Information" shall mean any and all information pertaining to the Company (including information relating to its services, marketing practices, management agreements, clients, customers, prospects, sources of prospects, suppliers, financial condition, results of operations, costs and methods of doing business, owners and ownership structure) that is not generally available to the public.

           (h) "Covered Employee" shall mean any individual who, at the time of the grant of an Option, is (i) the Chief Executive Officer of the Company or is acting in such capacity ("CEO"), (ii) among the four highest compensated officers of the Company (other than the CEO), or (iii) otherwise considered to be a "Covered Employee" within the meaning of Section 162(m) of the Code.

           (i) "Disability" shall mean any illness or other physical or mental condition of an Optionee that renders the Optionee incapable of performing his customary and usual duties for the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in either case, has lasted or can reasonably be expected to last for at least 180 days out of a period 365 consecutive days . The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Optionee's condition. Notwithstanding the above, with respect to an Incentive Stock Option, Disability shall mean Permanent and Total Disability as defined in Section 22(e)(3) of the Code.

           (j)      "Effective Date" shall mean May 3, 2001.

           (k) "Fair Market Value" of a Share on any date of reference shall be the "Closing Price" (as defined below) of the Common Stock on the business day immediately preceding such date, unless the Committee in its sole discretion shall determine otherwise in a fair and uniform manner. For this purpose, the "Closing Price" of the Common Stock on any business day shall be
(i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of the Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of the Common Stock on such system, or (iii) if neither clause (i) or (ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for the Common Stock on at least 5 of the 10 preceding days. If the information set forth in clauses (i) through (iii) above is unavailable or inapplicable to the Company (e.g., if the Company's Common Stock
                                            ---
is not then publicly traded), then the "Fair Market Value" of a Share shall be the fair market value (i.e., the price at which a willing seller would sell a
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Share to a willing buyer when neither is acting under compulsion and when both have reasonable knowledge of all relevant facts) of a share of the Common Stock on the business day immediately preceding such date as the Committee in its sole and absolute discretion shall determine in a fair and uniform manner.

           (l) "Incentive Stock Option" shall mean an incentive stock option as defined in Section 422 of the Code.

           (m) "Non-Employee Eligible Individual" shall refer to an advisor or consultant to the Company who contributes or has an opportunity to contribute to the success of the Company or any Subsidiary.

           (n) "Non-Statutory Stock Option" shall mean an Option which is not an Incentive Stock Option.

           (o) "Option" (when capitalized) shall mean any option granted under this Plan.

           (p) "Optionee" shall mean a person to whom a stock option is granted under this Plan or any person who succeeds to the rights of such person under this Plan by reason of the death of such person or otherwise.

           (q) "Outside Director" shall mean a member of the Board who (i) is not a current employee of the Company or any Affiliate, (ii) is not a former employee of the Company or any Affiliate who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year; (iii) has not been an officer of the Company or any Affiliate;
(iv) does not receive remuneration either directly or indirectly, in any capacity other than as a director; and (v) satisfies any other conditions that shall from time to time be required to qualify as an "outside director" under
Section 162(m) of the Code and the regulations thereunder and as a "Non-Employee Director" under Rule 16b-3 promulgated under the Securities Exchange Act. For this purpose, "Remuneration" shall have the meaning afforded that term pursuant to Treasury Regulations issued under Section 162(m) of the Code, and shall exclude any de minimis remuneration excluded under those Treasury Regulations.

           (r)      "Plan" shall mean this Stock Option Plan of the Company.

           (s) "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

           (t)      "Share" shall mean a share of the Common Stock.

           (u) "Subsidiary" shall mean any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

     3.    Shares and Options.  Subject to adjustment as provided in Section 10,
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the aggregate number of Shares reserved and available for Options under the Plan shall be 2,000,000, which may consist, in whole or in part, of authorized and unissued Shares, treasury Shares, or Shares purchased on the open market. If any Option granted under the Plan shall terminate, expire, or be canceled or surrendered as to any Shares, new Options may thereafter be granted covering such Shares. An Option granted hereunder shall be either an Incentive Stock Option or a Non-Statutory Stock Option as determined by the Committee at the time of grant of such Option and shall clearly state whether it is an Incentive Stock Option or Non-Statutory Stock Option. All Options shall be granted within 10 years from the Effective Date.

     4.    Dollar Limitation.  Options otherwise qualifying as Incentive Stock
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Options hereunder will not be treated as Incentive Stock Options to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the Shares, with respect to which Options meeting the requirements of Code Section 422(b) are exercisable for the first time by any individual during any calendar year (under all stock option or similar plans of the Company and any Subsidiary), exceeds $100,000.

     5.    Conditions for Grant of Options.
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           (a)      Each Option shall be evidenced by an option agreement that may contain any term deemed necessary or desirable by the Committee, provided such terms are not inconsistent with this Plan or any applicable law. Optionees shall be those persons selected by the Committee who are employees of the Company or any Subsidiary (including employees who are directors or officers of the Company or any Subsidiary) or who are Non-Employee Eligible Individuals.

           (b) In granting Options, the Committee shall take into consideration the contribution the person has made or has the opportunity to make with respect to the success of the Company or its Subsidiaries and such other factors as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from officers and other personnel of the Company and its Subsidiaries with regard to these matters. The Committee may from time to time in granting Options under the Plan prescribe such other terms and conditions concerning such Options as it deems appropriate, including, without limitation, (i) prescribing the date or dates on which the Option becomes exercisable, (ii) providing that the Option rights accrue or become exercisable in installments over a period of time, or upon the attainment of stated goals, or both, or (iii) relating an Option to the continued employment of the Optionee for a specified period of time, provided that such terms and conditions are not more favorable to an Optionee than those expressly permitted herein.

           (c) The Options granted to employees or Non-Employee Eligible Individuals under this Plan shall be in addition to regular salaries, pension, life insurance or other benefits related to their employment with or service as a Non-Employee Eligible Individual to the Company or its Subsidiaries. Neither the Plan nor any Option granted under the Plan shall confer upon any person any right to employment or continuance of employment by or service as a Non-Employee Eligible Individual the Company or its Subsidiaries.

           (d) Notwithstanding any other provisions of the Plan to the contrary, an Incentive Stock Option shall not be granted to any person owning directly or indirectly (through attribution under Section 424(d) of the Code) at the date of grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of its parent or subsidiary, as those terms are defined in Section 424 of the Code, at the date of grant) unless the option price of such Option is at least 110% of the Fair Market Value of the Shares subject to such Option on the date the Option is granted, and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

           (e) Notwithstanding any other provision of this Plan, and in addition to any other requirements of this Plan, the maximum number of Shares with respect to which Options may be granted to any one Optionee in any calendar year may not exceed 2,000,000, subject to adjustment as provided in Section 10(a) hereof. Incentive Stock Options may not be granted to any Non-Employee Eligible Individual.

     6.    Exercise Price.  The exercise price per Share of any Option shall be
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any price determined by the Committee; provided, however, that the exercise
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price of any Option shall not be less than the Fair Market Value of the Shares underlying the Option (as determined in the sole and absolute discretion of the Committee in a fair and uniform manner) on the date such Option is granted.

     7.    Exercise of Options.  An Option shall be deemed exercised when (i)
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the Company has received written notice of such exercise in accordance with the terms of the Option, (ii) full payment of the aggregate option price of the Shares as to which the Option is exercised has been made or, in the case of exercise through a broker in a so-called "cashless exercise," as described below, arrangements that are satisfactory to the Committee in its sole discretion have been made for such payment, and (iii) arrangements that are satisfactory to the Committee in its sole discretion have been made for the Optionee's payment to the Company of the amount that is necessary for the Company or Subsidiary employing the Optionee to withhold in accordance with applicable Federal or state tax withholding requirements. Unless further limited by the Committee in any Option, the option price of any Shares purchased pursuant to the exercise of such Option shall be paid in cash, by certified or official bank check, by money order, with Shares owned by the Optionee that have been owned by the Optionee for more than 6 months on the date of surrender or such other period as may be required to avoid a charge to the Company's earnings for financial accounting purposes, by arrangement with a broker that is acceptable to the Committee where payment of the Option price is made pursuant to an irrevocable direction to the broker to deliver all or a part of the proceeds from the sale of the Option Shares to the Company in payment of the Option price, or by a combination of the above. The Committee in its sole discretion may accept a personal check in full or partial payment for any Shares so purchased. If the exercise price is paid in whole or in part with Shares, the value of the Shares surrendered shall be their Fair Market Value on the date the Option is exercised, and the delivery of such Shares may be by attestation of ownership or actual delivery of one or more certificates.. The Company in its sole discretion may, on an individual basis or pursuant to a general program established in connection with this Plan, lend money to an Optionee, guarantee a loan to an Optionee, or otherwise assist an Optionee to obtain the cash necessary to exercise all or a portion of an Option granted hereunder or to pay any tax liability of the Optionee attributable to such exercise. If the exercise price is paid in whole or part with the Optionee's promissory note, such note shall (i) provide for full recourse to the maker, (ii) be collateralized by the pledge of the Shares that the Optionee purchases upon exercise of such Option, (iii) bear interest at the prime rate of the Company's principal lender, and (iv) contain such other terms as the Board or Committee in its sole discretion shall reasonably require. No Optionee shall be deemed to be a holder of any Shares subject to an Option unless and until a stock certificate or certificates for such Shares are issued to such person(s) under the terms of this Plan.

     8.    Exercisability of Options.  Any Option shall become exercisable in
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such amounts, at such intervals, upon such events or occurrences and upon such other terms and conditions as shall be provided in the individual option agreement evidencing such Option (sometimes referred to herein as the "Option"), except as otherwise provided in this Section 8:

           (a) The expiration date of an Option shall be determined by the Committee at the time of grant, but in no event shall an Option be exercisable after the expiration of 10 years from the date of grant of the Option.

           (b) Unless otherwise provided in any Option, upon an Optionee's death or Disability during his or her employment or service as a Non-Employee Eligible Individual, all of his or her outstanding Options shall become fully exercisable. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 4, the excess Options shall be deemed to be Non-Statutory Stock Options.

           (c) The Committee may in its sole discretion accelerate the date on which any Option may be exercised and may accelerate the vesting of any Shares subject to any Option or previously acquired by the exercise of any Option.

     9.    Termination of Option Period.
           ----------------------------

           (a) Unless otherwise expressly provided in any Option, the unexercised portion of any Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

                    (i) one year after the date on which the Optionee's employment or service as a Non-Employee Eligible Individual is terminated by the Company for any reason, including, but not limited to, Disability, other than by reason of (A) Cause, or (B) the Optionee's death;

                    (ii) immediately upon the termination by the Company of the Optionee's employment or service as a Non-Employee Eligible Individual for Cause;

                    (iii) ninety days after the voluntary termination of employment or service as a Non-Employee Eligible Individual by the Optionee;

                    (iv) one year after the date of the Optionee's death if the Optionee dies while employed, while providing service as a Non-Eligible Individual, or during the one-year or ninety day periods described in Subsections 9(a)(i) or 9(a)(iv) hereof.

                    (v) the Option expiration date set forth in the Option agreement.

           (b) The Committee in its sole discretion may (i) provide that an Option will be settled in cash rather than Shares upon consummation of a Change in Control, (ii) provide that an Option will be assumed by another party to the transaction giving rise to a Change in Control or otherwise be equitably converted in connected with such Change in Control, or (iii) by giving written notice ("cancellation notice") to the Optionee, cancel, effective upon the date of the consummation of any Change in Control, any Option that remains unexercised on such date. Such cancellation notice shall be given a reasonable period of time prior to the proposed date of such cancellation.

           (c) Upon termination of an Option pursuant to the foregoing provisions of this Section 9, any Option not exercisable pursuant to Section 8 of this Plan shall be canceled.

     10.   Adjustment of Shares.
           --------------------

           (a) If, at any time while the Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number or nature of issued and outstanding Shares through the declaration of a stock dividend, or through any recapitalization, reorganization, reclassification, merger, consolidation, split-up, spin-off, stock split, or combination or Company exchange of Shares, then and in such event:

                    (i) appropriate adjustment shall be made by the Committee in the maximum number of Shares and kind of shares available for grant under the Plan, so that the same percentage of the Company's issued and outstanding Shares shall continue to be subject to being so optioned; and

                    (ii) appropriate adjustment shall be made by the Committee in the number of Shares and the exercise price per Share thereof and the kind of shares then subject to any outstanding Option, so that the same percentage of the Company's issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price; and

                    (iii) without limiting the foregoing, in the event a stock dividend or stock split is declared upon the Common Stock, the maximum number of Shares available for grant under the Plan shall be increased proportionately, and the Shares then subject to each Option shall be increased proportionately without any change in the aggregate purchase price therefor, automatically and without any required action by the Committee.

           (b) Subject to the specific terms of any Option, the Committee may change the terms of Options outstanding under this Plan, with respect to the option price or the number of Shares subject to the Options, or both, when, in the Committee's sole judgement and discretion, such adjustments become appropriate by reason of a corporate transaction described in Subsection 8(b)(ii) or (iii) hereof.

           (c) Except as otherwise expressly provided herein or determined by the Committee, the issuance by the Company of shares of its capital stock of any class, or securities convertible into or exchangeable for shares of capital stock of any class, either in connection with a direct or underwritten sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or exercise price of Shares then subject to outstanding Options granted under the Plan.

           (d) Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reclassifications, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company or to which the Company is a party; (iii) any issuance by the Company of debt securities, or preferred or preference stock, that would rank senior to or above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer, encumbrance, pledge or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

     11.   Transferability of Options.  No Incentive Stock Option, and unless
           --------------------------
the Committee's prior written consent is obtained (which consent may be obtained at the time an Option is granted) no Non-Qualified Stock Option, shall be subject to alienation, assignment, pledge, charge or other transfer other than by the Optionee by will or the laws of descent and distribution, and any attempt to make any such prohibited transfer shall be void. Each Option shall be exercisable during the Optionee's lifetime only by the Optionee, or in the case of a Non-Qualified Stock Option that has been assigned or otherwise transferred with the Committee's prior written consent, only by the assignee consented to by the Committee.

     12.   Issuance of Shares.
           ------------------

           (a) Notwithstanding any other provision of this Plan, the Company shall not be obligated to issue any Shares unless it is advised by counsel of its selection that it may do so without violation of the applicable Federal and State laws pertaining to the issuance of securities, and may require any stock so issued to bear a legend, may give its transfer agent instructions, and may take such other steps, as in its judgment are reasonably required to prevent any such violation.

           (b) As a condition of any sale or issuance of Shares upon exercise of any Option, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation including, but not limited to, the following:

                    (i) a representation and warranty by the Optionee to the Company, at the time any Option is exercised, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

                    (ii) a representation, warranty and/or agreement to be bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee to be applicable to the issuance of the Shares and are endorsed upon the Share certificates.

     13.   Administration of the Plan.
           --------------------------

           (a) The Plan shall be administered by the Compensation Committee of the Board of Directors, which shall consist of not less than two Directors, each of whom shall be Outside Directors. However, the mere fact that a Committee member shall fail to qualify as an Outside Director shall not invalidate any Option granted by the Committee which Option is otherwise validly granted under the Plan. The Committee shall have all of the powers of the Board with respect to the Plan. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board and any vacancy occurring in the membership of the Committee may be filled by appointment by the Board.

           (b) The Committee, from time to time, may adopt rules and regulations for carrying out the purposes of the Plan. The Committee's determinations and its interpretation and construction of any provision of the Plan shall be final and conclusive.

           (c) Any and all decisions or determinations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting or (ii) without a meeting by the unanimous written approval of the members of the Committee.

           (d) The Board may reserve to itself the power to grant Options to employees of the Company or any Subsidiary who are not Covered Employees. If and to the extent that the Board reserves such powers, then all references herein to the Committee shall refer to the Board with respect to the Options granted by the Board.

           (e) The Committee shall certify in writing prior to the delivery of Shares upon exercise of an Option in which its rights accrue or become exercisable upon the attainment of stated goals that such goals and any other material terms of such Option are satisfied pursuant to the criteria established by the Committee as well as the requirements of Section 162(m) of the Code, if applicable.


     14.   Withholding or Deduction for Taxes.  If at any time specified herein
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for the making of any issuance or delivery of any Option or Common Stock to any
Optionee, any law or regulation of any governmental authority having jurisdiction in the premises shall require the Company to withhold, or to make any deduction for, any taxes or take any other action in connection with the issuance or delivery then to be made, such issuance or delivery shall be deferred until such withholding or deduction shall have been provided for by the Optionee or beneficiary, or other appropriate action shall have been taken.

     15.   Interpretation.
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           (a)      This Plan shall be governed by the internal laws of the
State of Delaware.

           (b) Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan or affect the meaning or interpretation of any part of the Plan.

           (c) Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.


     16.   Amendment and Discontinuation of the Plan.  Either the Board or the
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Committee may from time to time amend the Plan or any Option; provided, however, that, except to the extent provided in Section 10, no such amendment may, without approval by the stockholders of the Company, (a) materially increase the number of securities which may be issued under the Plan, or (b) materially modify the requirements as to eligibility for participation in the Plan; and provided further, that, except to the extent provided in Section 9, no amendment or suspension of the Plan or any Option issued hereunder shall substantially impair any Option previously granted to any Optionee without the consent of such Optionee. Shareholder approval also shall be required for any amendment to the Plan if and to the extent such approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted.